Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$33,903,899
Unrealized Gain (Loss) on Market Value of Commodity Futures	(52,538,227)
Dividend Income	4,228
Interest Income	4,631
ETF Transaction Fees	18,000
Total Income (Loss)	$(18,607,469)

Expenses
General Partner Management Fees	$146,812
Professional Fees	40,622
Brokerage Commissions	66,924
Directors' Fees and insurance	6,391
NYMEX License Fee	3,670
Total Expenses	$264,419
Net Income (Loss)	$(18,871,888)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/22	$381,797,978
Additions (8,200,000 Shares)	127,918,623
Withdrawals (9,300,000 Shares)	(160,955,307)
Net Income (Loss)	(18,871,888)

Net Asset Value End of Month	$329,889,406
Net Asset Value Per Share (21,284,588 Shares)	$15.50

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596